Exhibit 10.21

September 6, 2007

Textainer Limited

650 California Street, 16th Floor

San Francisco, California 94108

Re:	Amendments to Textainer Credit Agreement

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of January 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Textainer Limited (“TL”), Textainer Group Holdings Limited (“TGH”), the financial institutions therein named as Banks, and Bank of America, N.A. (as successor to Fleet National Bank), as agent (in such capacity, the “Agent”) and as issuing bank. Capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Credit Agreement.

TL has recently informed the Agent and the Banks that one of its Affiliates, Textainer Equipment Management Limited, a Bermuda company with limited liability (“TEM”), on or about July 19, 2007, acquired the right to manage the containers formerly managed by Capital Lease Limited, a company organized under the laws of Hong Kong (such acquisition by TEM, the “Acquisition”), for an estimated purchase price of approximately $56,000,000. TEM has obtained funds to pay such purchase price in the following manner:

(1)	The distribution on July 19, 2007, by TMCL to TL (such distribution, the “CL Distribution”), in accordance with the terms of the TMCL Indenture and the related documentation, of funds in an amount of approximately $56,000,000;

(2)	The loan on July 19, 2007, by TL to TGH (the “CL Acquisition Loan”), of approximately $56,000,000, funded utilizing the funds obtained by TL from the CL Distribution;

(3)	The capital contribution on July 19, 2007, by TGH to TEM, of approximately $56,000,000 (the “CL Contribution”; together with the CL Distribution and the CL Acquisition Loan (and the repayment thereof, including pursuant to any Investment by TGH in the Borrower, the “CL Acquisition Loan Repayment”), the “CL Permitted Investments”), funded utilizing the funds obtained by TGH from the CL Acquisition Loan;

(4)	The payment on July 23, 2007, by TEM, of the purchase price payable by TEM with respect to the Acquisition, funded utilizing the funds obtained by TEM from the CL Contribution.

Section 6.13 of the Credit Agreement limits TGH’s ability to incur Indebtedness (including the CL Acquisition Loan). Section 6.15 of the Credit Agreement limits Investments (i) that TL may make in TGH in the form of intercompany loans (including the CL Acquisition Loan) and (ii) that TGH may make in TEM in the form of capital contributions (including the CL Contribution).

In order to permit the CL Permitted Investments, TL, the Agent and the Banks hereby agree that the Credit Agreement be amended as follows:

A.	Section 1.1 of the Credit Agreement is amended by inserting the following definitions therein in the appropriate alphabetical order:

““CL Acquisition Letter Amendment” means that certain letter agreement, dated as of September 6, 2007, among Agent, Issuing Bank, Banks and Borrower.”

““Initial Public Offering” means the initial public offering of TGH’s common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.”

B.	Section 6.13(d) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(d) for TGH, unsecured Indebtedness or Contingent Obligations, not including Indebtedness under this agreement, in the maximum aggregate principal amount not to exceed Ten Million Dollars ($10,000,000); provided, so long as the terms and conditions of the TEM Acquisition Letter Agreement are fully complied with by the Borrower, the TEM Acquisition Investment neither shall be restricted by this Section 6.13 nor shall the amount thereof count against the foregoing amount permitted in this Section 6.13(d); provided further, that the CL Acquisition Loan (as defined in the CL Acquisition Letter Amendment) neither shall be restricted by this Section 6.13 nor shall the amount thereof count against the foregoing amount permitted in this Section 6.13(d);”.

C.	Section 6.15(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(c) Investments in Subsidiaries (other than TMCL) not to exceed the Investment in such Subsidiaries as of the Restatement Effective Date plus Two Million Dollars ($2,000,000); provided that neither the CL Distribution nor the CL Contribution (each as defined in the CL Acquisition Letter Amendment) shall be restricted by this Section 6.15 nor shall the amount thereof count against the foregoing amount permitted in this Section 6.15(c);”

D.	Section 6.15(e) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(e) Investments consisting of loans to TGH to allow for dividend payments to shareholders to the extent such Investments consisting of loans are in an aggregate amount not to exceed sixty percent (60%) of TGH’s Consolidated Net Income for the prior year; provided, so long as the terms and conditions in the TEM

Acquisition Letter Agreement are fully complied with by the Borrower, the TEM Acquisition Investment neither shall be restricted by this Section 6.15 nor shall the amount thereof be included in the foregoing calculation of the amount of loans permitted in this Section 6.15(e); provided further that the CL Acquisition Loan and the CL Acquisition Loan Repayment (each as defined in the CL Acquisition Letter Amendment) neither shall be restricted by this Section 6.15 nor shall the amount thereof be included in the foregoing calculation of the amount of loans permitted in this Section 6.15(e);”.

E.	Section 7.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

“7.1 Minimum Consolidated Tangible Net Worth. TGH shall maintain, as of the last day of each fiscal quarter of TGH, a Consolidated Tangible Net Worth of not less than the sum of (a) One Hundred Eighty Million, Three Hundred Thirty-Nine Thousand Dollars ($180,339,000) plus (b) an amount equal to forty percent (40%) of the cumulative Consolidated Net Income for each such quarter, after December 31, 2005, through such date of determination (but excluding any fiscal quarter in which Consolidated Net Income was negative) plus (c) an amount equal to one hundred percent (100%) of the aggregate equity proceeds (net of reasonable out-of-pocket fees and expenses) of any Initial Public Offering.”

F.	Exhibit E to the Credit Agreement is amended and restated in its entirety to read as Exhibit E attached to this letter agreement.

This letter agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect. This letter agreement shall be governed by the laws of the State of New York and may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same letter agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement. The provisions of this letter agreement shall be deemed effective as of July 19, 2007.

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Very truly yours,

BANK OF AMERICA, N.A., as Issuing Bank and as a Bank

By	/s/ David Meehan
Name:	David Meehan
Title:	Vice President

BANK OF AMERICA, N.A., as Agent

By	/s/ Matthew Correia
Name:	Matthew Correia
Title:	Vice President

Please (a) sign below to acknowledge your agreement to the foregoing terms and conditions and (b) return one signed copy of this Letter Agreement to Bank of America, NA., 100 Federal Street, Boston, Massachusetts, 021 10, MA5-l00-09-07, Attention: David Meehan,

TEXTAINER LIMITED		FORTIS CAPITAL CORP.

By	/s/ D.R. Cottingham	By	/s/ [ILLEGIBLE SIGNATURE]
Name:	D.R. Cottingham	Name:
Title:	Director	Title:

		By	/s/ [ILLEGIBLE SIGNATURE]
Name:
Title:

WELLS FARGO BANK, N.A.		TEXTAINER GROUP HOLDINGS LIMITED

By	/s/ Thomas M. Gloger	By	/s/ D.R. Cottingham
Name:	Thomas M. Gloger	Name:	D.R. Cottingham
Title:	Vice President	Title:	Director

EXHIBIT E

COMPLIANCE CERTIFICATE

(Textainer Limited and Textainer Group Holdings Limited)

                     200

Bank of America, N.A.

Mail Code: MA5-100-11-02

100 Federal Street

Boston, MA 02110

Attention: Matthew C. Correia

Telephone: [TELEPHONE NUMBER OMITTED]

Fax: [FAX NUMBER OMITTED]

Email: [E-MAIL ADDRESS OMITTED]

Re:	Third Amended and Restated Credit Agreement dated as of January 31, 2007 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”) by and among Textainer Limited (“Borrower”), Textainer Group Holdings Limited (“TGH”) and Bank of America, N.A. (“BoA”) and each other lender whose name is set forth on the signature pages to the Agreement or which may hereafter execute and deliver an instrument of assignment pursuant to Section 11.11 of the Credit Agreement (any one individually, a “Bank,” and collectively, “Banks”), Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, and BoA as Agent, on behalf of the Banks.

Ladies and Gentlemen:

Reference is made to the Credit Agreement. The capitalized terms used in this Compliance Certificate and not defined herein have the same meaning as given to them in the Credit Agreement.

Pursuant to Section 6.1(c) of the Agreement, the Borrower and TGH hereby certifies as follows:

1. The information furnished in Schedule 1 attached hereto was true, accurate and complete as of the last day of the fiscal quarter immediately preceding the date of this Compliance Certificate. The calculation of each item is subject to the more detailed description thereof set forth in the Credit Agreement.

2. The below identified Chief Financial Officer or Controller has reviewed the terms of the Credit Agreement and the Note and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrower during the accounting period covered by the financial statements attached hereto as Exhibit A delivered pursuant to Sections 6.1(a) or 6.1(b), as applicable, of the Credit Agreement;

3. Except as disclosed in Schedule 2 attached hereto, the representations and warranties set forth in Section 5 of the Credit Agreement are true, accurate and complete as of the date hereof; provided, however, that those representations and warranties expressly referring to another date shall be deemed to be made as of such date; and

4. Such review has not disclosed the existence during or at the end of such accounting period, and the Borrower does not have knowledge of the existence as of the date hereof, of any Event of Default or Potential Event of Default, except for such conditions or events listed on Schedule 2 attached hereto and incorporated herein by this reference, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this          day of                     , 200

TEXTAINER LIMITED,
a Bermuda company

By:
Printed Name:
Title:

TEXTAINER GROUP HOLDINGS LIMITED, a Bermuda company

By:
Printed Name:
Title:

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

Dated             , 200

FINANCIAL COVENANTS OF BORROWER AND TGH

A.	MINIMUM CONSOLIDATED TANGIBLE NET WORTH (FOR TGH, ON A CONSOLIDATED BASIS) (SECTION 7.1)

	1. Consolidated Total Assets	$

	2. Consolidated Total Liabilities	$

	3. Consolidated Net Worth (Line A. 1 minus Line A.2)	$

	4. Consolidated Intangible Assets	$

	5. Consolidated Tangible Net Worth (Line A.3 minus Line A.4)	$

Minimum Consolidated Tangible Net Worth - TGH

	6. $180,339,000	$180,339,000

7.      Consolidated Net Income from and after December 31, 2005, without deducting for losses. (For example, if Consolidated Net Income for the first fiscal quarter of 2006 was $200,000 and a loss of $50,000 was incurred in the second fiscal quarter of 2006, $200,000 would be used for purposes of calculating this ratio at the end of the second fiscal quarter.)

$

	8. Forty percent (40%) of Line A.7	$

	9. Equity proceeds from Initial Public Offering (if any)	$

	10. The sum of Line A.6 plus Line A.8 plus Line A.9	$

B.	MAXIMUM CONSOLIDATED LEVERAGE RATIO (FOR TGH ON A CONSOLIDATED BASIS) (SECTION 7.2)

	1. Consolidated Funded Debt	$

	2. Consolidated Tangible Net Worth	$

3. Line B.l divided by Line B.2

Maximum Consolidated Leverage Ratio - TGH 3.50:1.0

C.	MAXIMUM CONSOLIDATED LEVERAGE RATIO (FOR BORROWER, ON A CONSOLIDATED BASIS) (SECTION 7.2)

	1. Consolidated Funded Debt of Borrower	$

	2. Consolidated Tangible Net Worth of Borrower	$

	3. Line C.1 divided by Line C.2	$

Maximum Consolidated Leverage Ratio - Borrower
5.00:1.0

D.	MINIMUM CONSOLIDATED DEBT SERVICE RATIO (CALCULATED FOR TGH ON A CONSOLIDATED BASIS FOR THE QUARTER THEN ENDING PLUS THE THREE (3) FISCAL QUARTERS IMMEDIATELY PRECEDING SUCH FISCAL QUARTER) (SECTION 7.3)

	1. Consolidated Net Income	$

	2. Depreciation and amortization expense included in Line D.1	$

	3. The sum of Lines D.1 plus D.2	$

	4. Dividends paid to shareholders included in Line D.1	$

5. Line D.3 minus Line D.4

6. Current Obligations (either a. or b. below)

a.      Prior to the Conversion Date: All payments due on Consolidated Funded Debt within the next 12 months, excluding the Loans, but including the imputed principal portion of Capital Lease payments due within the next twelve (12) months, plus 10% of the principal balance of the Loans

$

	b. After the Conversion Date: All payments due on Consolidated Funded Debt within the next 12 months	$

7. Line D.5 divided by Line D.6 :1.0

Minimum Consolidated Debt Service Coverage - TGH
1.10:1.0

E.	CONSOLIDATED INTEREST COVERAGE RATIO (CALCULATED FOR TGH ON A CONSOLIDATED BASIS FOR THE QUARTER THEN ENDING PLUS THE THREE (3) FISCAL QUARTERS IMMEDIATELY PRECEDING SUCH FISCAL QUARTER) (SECTION 7.4)

	1. Consolidated Net Income	$

	2. All interest expense for borrowed money including imputed interest expense on Capital Lease Obligations	$

	3. Operating lease expense for leases of equipment	$

	4. All expense for income taxes	$

	5. The sum of Lines E.1 - E.4	$

	6. All interest expense for borrowed money including imputed interest expense on Capital Lease Obligations (Line E.2 above)	$

	7. Operating lease expense for leases of equipment (Line E.3 above)	$

	8. The sum of Lines E.6- E.7	$

	9. Line E.5 divided by Line E.8	:1.0

Minimum Consolidated Interest Coverage Ratio—TGH
1.35:1.0

SCHEDULE 2 TO COMPLIANCE CERTIFICATE

Dated                    , 200

LIST OF EXCEPTIONS

Representations or warranties not true or accurate as of the date hereof:

Condition(s) or event(s) constituting an Event of Default or Potential Event of Default:

Period of existence:

Remedial action with respect to such condition or event: